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                                                                    EXHIBIT 11.1

                             JAVELIN SYSTEMS, INC.
                       COMPUTATION OF NET LOSS PER SHARE

NET LOSS PER SHARE:
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
                                                           Period from
                                                           July 1, 1996
                                                       to September 30, 1996
                                                       ---------------------
Net loss...........................................         $ (102,425)
                                                            ==========
Calculation of shares outstanding
  for computing net loss per share:
   Weighted average common shares
   outstanding used in calculating
   net loss per share in accordance
   with generally accepted accounting
   principles......................................          2,104,250

Shares used in computing net loss per share........          2,104,250
                                                            ----------

Net loss per share.................................         $    (0.05)
                                                            ==========
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